租赁合同

出租方（下称甲方）：恩平市江洲水闸工程管理处

承租方（下称乙方）：江门市恒美牧业有限公司

为了加强对物业的管理，增加经济效益，拟将新办公大楼 1—5 号铺位租赁给乙方合理使用。经双方协商，特订立如下合同，以便共同遵守。

一、甲方将位于江君路十九号办公大楼首层铺位 4-5 号铺位，租给乙方使用，合同期定为陆年，由二 0 一二年六月一日起至二 0 一七年六月三十一日止，租赁费每月肆仟贰佰捌拾陆元正。

二、甲方负责水、电安装至铺位门口并装上水电表，室内水电由乙方负责，电度收费暂定每度 0.86 元，水费每吨 1.3 元，如供电和供水部门调整收费的，甲方则应调整收费。租赁费和水、电费在每月八日前交纳给甲方，否则停止供水供电。

三、乙方在合同期间，要爱护甲方的物业，如要改变铺位内布局的，先征得甲方同意后才能施工。在合同期满时，室内的水电和天花板材料不得拆走，门窗和墙壁要保持完好，否则按损坏程度赔偿给甲方。

四、在租赁期间，如水电表和开关等损坏或烧毁，均由乙方重新更换。

五、乙方在租赁期间，要守法经营，遵守国家的一切法律、法规，并认真做好各项安全工作，严格遵章用电。如发生任何事故和债权债务以及任何处罚，均由乙方负责，与甲方无关。

六、本合同未尽事宜，一律按《中华人民共和国合同法》的有关规定，经合同双方共同协商，作出补充规定，补充规定与本合同有同等效力。

以上合同一式两份，甲、乙双方各执一份，本合同自签订之日起生效。

甲方：恩平市江洲水闸工程管理处　　　　代表人：

乙方：江门市恒美牧业发展有限公司　　　　代表人：魏大庆

二0一二年3月廿八日

Tenancy Contract

Lessor (hereinafter referred to as Party A) : Enping City Jiangzhou Sluice Engineering Management Office

Lessee (hereinafter referred to as Party B) : Jiangmen City Hang Mei Cattle Farm Development Co., LTD.

In order to strengthen the management of property and increase the economic efficiency, Party A propose to rent the new office building No. 1-5 to Party B for reasonable use. By mutual agreement, Party A and Party B draw up the below contract for abide by this contract together.

1. Party A will lease the Unit located at No.4-5 units, the first floor of office building, No19,Jiang Jun Road to Party B, the duration of this contract is six years, from 1st June,2012 to 31st June,2017, and the rental fee is four thousand two hundred and eighty-six RMB per month.

2. Party A responsible for installing the water and electricity installation at the door, and should install with the water meter and electricity meter. The party B shall be responsible for the indoor utilities. The electricity charge provisionally is 0.86 yuan per degree, and water charge 1.3 yuan per ton. However, if the electricity and water supply department adjust the fee, party A should adjust the charge accordingly.

3. During the lease term, Party B should take good care of the property, such as Party B want to change the layout of this unit, should obtained party B's consent before construction. When the contract expires, the materials of water and electricity、the materials of ceiling cannot be taken away. Doors、Winders and Walls should keep in good condition. Otherwise, according to the extent of damage, Party B should compensate Party A for the damage.

4. During the lease term, Party B should responsible for change a new one if the water meter or electricity meter or the switch broken.

5. During the lease term, Party B should be a law-abiding operator, comply with all national laws, regulations, and should seriously do the security work, strict compliance with the rules of electricity.

6. For the matters that are not mentioned herein, the Party A and B should according to the relevant provisions of the law of the People's Republic of China contract law to negotiate with each other, then make supplementary provisions which are equally valid.

The above contract is 2 originals, which each party will hold 1 original(s). This contract is effective from the date of signing.

Party A) : Enping City Jiangzhou Sluice Engineering Management Office Representative:

Party B) : Jiangmen City Hang Mei Cattle Farm Development Co., LTD. Representative:

28th March, 2012